Exhibit 10.4

AMENDED AND RESTATED
ANNUAL INCENTIVE PLAN
OF
KINDER MORGAN, INC.

ARTICLE 1.
GENERAL

1.1	Purpose

The Amended and Restated Annual Incentive Plan (the "Plan") of Kinder Morgan, Inc. (the "Company") is intended to advance the best interests of the Company and its Affiliates by providing certain employees with additional incentives through the discretionary payment of bonuses based on the performance of the Company and/or the employees relating to specified objective financial and business criteria, thereby increasing the personal stake of such employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company. The Plan shall provide for Awards (as defined below) to executives (the "Executive Sub-Plan") and non-executives (the "Non-Executive Sub-Plan").

The Plan was originally adopted by the Board as the Annual Incentive Plan of Kinder Morgan, Inc., effective as of January 1, 2011. The Plan was amended and restated as the Amended and Restated Annual Incentive Plan of Kinder Morgan, Inc. by the Board on January 21, 2015, subject to approval by the Company's stockholders at the 2015 annual stockholders meeting.

1.2	Definitions

(a)“Affiliate” means any entity in which the Company has a direct or indirect ownership interest; provided, that, for purposes of the definition of "Change in Control," "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition of "Affiliate," referred to in the last proviso of the preceding sentence, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)“Award” means any award granted under the Plan to an Eligible Employee by the Committee subject to such terms and conditions as the Committee may establish under the terms of the Plan.
(c)“Benefit Plan” means any employee benefit plan of the Company or any subsidiary of the Company, and any trust or Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, which plan, trust or Person was maintained prior to a Change in Control.
(d)“Board” means the Board of Directors of the Company.

Exhibit 10.4

(e)“Bonus Opportunity” means a cash amount established with respect to an Executive Sub-Plan Award, which will form the basis for determining the amount payable under such Award, subject to the level of achievement of the applicable Performance Goals.
(f)“Change in Control” means:
(i)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, in a single transaction or a series of related transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction;
(ii)    a sale, merger or similar transaction or related series of transactions involving the Company, as a result of which the Permitted Holder does not hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction or related series of transactions; provided, however, that such sale, merger or similar transaction shall not constitute a Change in Control in the event that, following such sale, merger or similar transaction (a) the Permitted Holder continues to own at least 35% of the voting power of the Company (or the surviving or resulting entity thereof), (b) no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) owns more than 35% of the voting power of the Company (or the surviving or resulting entity thereof), and (c) either Richard D. Kinder or C. Park Shaper is a senior executive officer of the Company (or the surviving or resulting entity thereof);
(iii)    the sale or transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, in any case, other than to an entity of which more than 50% of the voting power is held (either directly or indirectly) by the Permitted Holder or by Persons who held (either directly or indirectly) more than 50% of the voting power of the Company immediately prior to such transaction (or in each case their Affiliates);
(iv)    during any period of two consecutive years following the closing of the IPO, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority of the Board then in office; or

Exhibit 10.4

(v)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).
Notwithstanding the foregoing, with respect to (A) Awards granted on or after the Effective Date, and (B) to the extent that an event would not constitute a Change in Control under the preceding definition but would constitute a Change in Control under the following definition, Awards granted prior to the Effective Date, “Change in Control” means:
(i)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 20% of either the then outstanding shares of common stock of the Company or the total voting power of the then outstanding Voting Stock of the Company; provided that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly or indirectly by the Company; (b) any acquisition directly from the Company; (c) any acquisition by a Benefit Plan; or (d) any reorganization, merger, consolidation, sale or similar transaction or series of related transactions which complies with clauses (a), (b) and (c) of clause (ii) of this definition of Change in Control;
(ii)    a reorganization, merger or consolidation involving the Company, or sale of all or substantially all of the assets of the Company, or similar transaction or series of related transactions, in each case, unless, following such reorganization, merger, consolidation, sale or transaction, (a) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction (including an entity or ultimate parent of an entity which as a result of such transaction owns the Company or all or substantially all of the assets of the Company) and of the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding common stock of the Company immediately prior to such reorganization, merger, consolidation, sale or transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation, sale or transaction, of the outstanding common stock of the Company; (b) no Person (excluding the Permitted Holder or a Benefit Plan or any Person beneficially owning, immediately prior to such reorganization, merger, consolidation, sale or transaction, directly or indirectly, 20% or more of the common stock of the Company then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation, or common equity securities of such entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction or the combined voting power of the then outstanding Voting Stock of such corporation or other

Exhibit 10.4

entity; and (c) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, consolidation, sale or transaction were members of the Incumbent Board (defined below) at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, consolidation, sale or transaction;
(iii)    individuals who as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board then in office; provided that the Incumbent Board (a) shall include, except as provided in clause (b), any individual becoming a director after the Effective Date whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board, and (b) shall exclude any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation; and
(iv)    the approval by the stockholders of the Company of a plan of complete liquidation of the Company.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of "Change in Control" above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a "Change in Control" only to the extent that the event constitutes a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company under Code Section 409A and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Committee” means the Board or the Compensation Committee, as administrator of the Plan.
(i)“Compensation Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 1.3(c).
(j)“Covered Employee” has the same meaning as set forth in Code Section 162(m)(3), as interpreted by Internal Revenue Service Notice 2007-49.
(k)“Effective Date” means the date the Plan is approved by the Company's stockholders pursuant to Section 3.7 hereof.
(l)“Eligible Employee” means any employee of the Company or its Affiliates, except (i) an employee who is included in a unit of employees covered by a collective bargaining agreement

Exhibit 10.4

unless such agreement expressly provides for eligibility under this Plan, and (ii) a director who is not an employee of the Company or its Affiliates.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)“IPO” means the initial underwritten public offering of Stock for cash pursuant to a registration statement filed under the Securities Act reasonably promptly after approval of the Plan by the Company's stockholders.
(o)“Mandatory Minimum” means the minimum amount of bonus to be paid under the Plan for each calendar year, as determined by the Committee pursuant to Section 2.7.
(p)“Outside Director” means a Director who is an “outside director” within the meaning of Code Section 162(m) and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
(q)“Participant” means an Eligible Employee who has been granted an Award under the Plan.
(r)“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Year with respect to any Award under the Executive Sub-Plan. The Performance Criteria that will be used to establish such Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or an Affiliate (or a division, business unit or operational unit thereof) and shall be limited to the following:
(i)    the price of a share of Stock or of the equities of a subsidiary or business unit designated by the Committee;
(ii)    the earnings per share of Stock of the Company or earnings per share of a subsidiary or business unit designated by the Committee;
(iii)    the total stockholder or unitholder value of the Company or a subsidiary or business unit designated by the Committee;
(iv)    dividends or distributions of the Company or a subsidiary or business unit designated by the Committee, on an aggregate basis or a per-share or per-unit basis;
(v)    revenues of the Company or a subsidiary or business unit designated by the Committee;
(vi)    debt/equity, interest coverage, or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Committee;

Exhibit 10.4

(vii)    cash coverage ratio of the Company or a subsidiary or business unit designated by the Committee;
(viii)    net income (before or after taxes) of the Company or a subsidiary or business unit designated by the Committee;
(ix)    cash flow, cash flow return on investment or cash flow from operating activities of the Company or a subsidiary or business unit designated by the Committee;
(x)    earnings before or after interest, taxes, depreciation, corporate charges and/or amortization of the Company or a subsidiary or business unit designated by the Committee;
(xi)    unit revenues minus unit variable costs of the Company or a subsidiary or business unit designated by the Committee;
(xii)    capital expenditures of the Company or a subsidiary or business unit designated by the Committee;
(xiii)    operations and maintenance expense or general and administrative expense of the Company or a subsidiary or business unit designated by the Committee;
(xiv)    safety record of the Company or a subsidiary or business unit designated by the Committee;
(xv)    economic value added of the Company or a subsidiary or business unit designated by the Committee; or
(xvi)    return on stockholders' or unitholders' equity, return on capital, return on assets or return on invested capital achieved by the Company or a subsidiary or business unit designated by the Committee.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (xii) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Code Section 162(m), the Committee shall, within the first 90 days of a Performance Year (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Year. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Exhibit 10.4

(s)    “Performance Goals” means, for a Performance Year, one or more goals established by the Committee for the Performance Year based upon the Performance Criteria. The Performance Goals shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index or peer group, as specified by the Committee. The Committee is authorized at any time during the first ninety (90) days of a Performance Year (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause an Award under the Executive Sub-Plan for the Performance Year to fail to qualify as Qualified Performance Based Compensation), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Year (provided, that if an Award is intended to constitute Qualified Performance Based Compensation, such adjustment or modification may be made only to the extent permitted under Code Section 162(m) and the regulations thereunder) in order to prevent the dilution or enlargement of the rights of Participants based on the following events:
(i)    asset write-downs;
(ii)    litigation or claim judgments or settlements;
(iii)    the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(iv)    any reorganization and restructuring programs;
(v)    extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;
(vi)    acquisitions or divestitures;
(vii)    any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(viii)    foreign exchange gains and losses; and
(ix)    a change in the Company’s fiscal year.
(t)“Performance Year” means, with respect to an Executive Sub-Plan Award, the calendar year within which the Performance Goals relating to that Award are to be achieved. With respect to a Non-Executive Sub-Plan Award, the Performance Year is the calendar year applicable to the Executive Sub-Plan except that, for non-exempt Eligible Employees, the Performance Year shall be the period containing all time worked and used to determine pay beginning with the first pay

Exhibit 10.4

period that begins in November of the prior calendar year and ending in October of the calendar year applicable for the Executive Sub-Plan.
(u)“Permitted Holder” means Richard D. Kinder.
(v)“Person” means a natural person or an entity.
(w)“Qualified Performance Based Compensation” has the same meaning as set forth in Treasury Regulations Section 1.162-27(e).
(x)“Voting Stock” means, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

1.3	Administration Of The Plan

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a Compensation Committee, as provided in paragraph (c).
(b)    The Board shall have the power and authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Employees to whom Awards shall be granted and to make any such grants; (vii) to prescribe the terms and conditions of each Award; (viii) to amend any outstanding Awards; (ix) to select the Performance Criteria that will be used to establish the Performance Goals for an Award granted under the Executive Sub-Plan; (x) to determine the duration and purpose of leaves of absences which may be granted to an Eligible Employee without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies; (xi) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.
(c)    The Compensation Committee.

Exhibit 10.4

(i)     The Board may delegate administration of the Plan to a Compensation Committee of one or more members of the Board. If administration is delegated to a Compensation Committee, the Compensation Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board as described in paragraph (b) above, including the power to delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Compensation Committee at any time and revest in the Board the administration of the Plan. The members of the Compensation Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Compensation Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Compensation Committee. The Compensation Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Compensation Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)    At such time as the Company is the issuer of any class of common equity securities required to be registered under Section 12 of the Exchange Act, the Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Code Section 162(m), if applicable. If the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee, the Compensation Committee shall be a compensation committee of the Board that at all times consists solely of two or more Outside Directors. Within the scope of such authority, the Board or the Compensation Committee may delegate to a committee that does not consist solely of two or more Outside Directors the authority to grant Awards to Eligible Employees who are either (x) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (y) not persons with respect to whom the Company wishes to grant Qualified Performance Based Compensation.
(d)    The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and directors, and the executives and employees of the Company and its Affiliates. No member of the Committee shall be liable to the Company, any stockholder, any Participant or any employee of the Company or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.
(e)    The expenses of administering the Plan shall be borne by the Company.

Exhibit 10.4

1.4	Eligibility

The Chairman and Chief Executive Officer of the Company ("Chairman") and all Eligible Employees identified by the Chairman who report directly to the office of the Chairman shall be eligible to participate in the Executive Sub-Plan. All other Eligible Employees shall be eligible to participate in the Non-Executive Sub-Plan.

1.5	Awards Under The Plan

The Committee shall designate the Eligible Employees, if any, to be granted Awards under the Plan. No employee shall be a Participant or be entitled to any payment hereunder unless such employee is designated as a Participant and granted an Award by the Committee. All Awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.6	Other Compensation Programs

The existence and terms of the Plan shall not limit the authority of the Board or the Committee in compensating employees of the Company or its Affiliates in such other forms and amounts, including compensation pursuant to any other plans as may be in effect currently or adopted in the future, as the Board or the Committee may determine from time to time.

ARTICLE 2.
TERMS AND CONDITIONS OF AWARDS

2.1    Executive Sub-Plan

(a)    Establishment Of Performance Goals And Bonus Opportunity

Prior to or within 90 days after the commencement of each Performance Year (or no later than such earlier or later date as may be the applicable deadline for the establishment of Performance Goals permitting compensation payable for such Performance Year to qualify as Qualified Performance Based Compensation), the Committee shall establish written Performance Goals and a Bonus Opportunity for each Award granted to a Participant in the Executive Sub-Plan for such Performance Year. The Performance Goals shall be based on one or more Performance Criteria.

At the time of establishing the Performance Goals for a Performance Year, the Committee shall specify (i) the formula, standard or method to be used in calculating the compensation payable to a Participant if the Performance Goals are obtained, and (ii) the individual employee or class of employees to which the formula, standard or method applies. The Bonus Opportunity shall be expressed as an amount of cash. The Committee may also specify a minimum acceptable level of achievement of the relevant Performance Goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Bonus Opportunity deemed to have been earned by the Participant upon

Exhibit 10.4

attainment of each such level of achievement, which percentage may exceed 100%. The Performance Goals and Bonus Opportunity relating to any particular Award need not be the same as those relating to any other Award, whether made at the same or a different time. If an Award that is intended to constitute Qualified Performance Based Compensation is based, in whole or in part, on a percentage of a Participant's salary, base pay or other compensation, the maximum amount of the Award must be fixed at the time the Performance Goals are established. Notwithstanding the terms of any Award, the maximum payout under this Plan to any individual for any Performance Year shall not exceed $3,000,000.

(b)    Earning Of Award

Promptly after the date on which the necessary information for a particular Performance Year becomes available, and prior to payment of any Award relating to such Performance Year, the Committee shall determine and shall certify in writing the extent to which the Bonus Opportunity for such Performance Year has been earned, through the achievement of the relevant Performance Goals, by each Participant for such Performance Year.

2.2    Non-Executive Sub-Plan

For each Performance Year, the Committee may grant Awards to Participants in the Non-Executive Sub-Plan. The Awards shall be determined by the Committee, in its sole discretion, based on recommendations made by the Company's management. Such recommendations may be based on a number of factors, or any combination of them, including, but not limited to, market data, Company performance, and the performance of individual Participants. The Committee shall have the sole discretion to determine whether any Eligible Employee will be designated a Participant and may be granted an Award.

2.3    Discretionary Downward Adjustments

At any time after an Award has been granted but before the Award has been paid, the Committee, in its sole and absolute discretion, may reduce or eliminate the Award granted to any Participant for any reason or for no reason, including, without limitation, the Committee's judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant's service for less than the entire Performance Year, for example. With respect to Awards that are intended to constitute Qualified Performance Based Compensation, the reduction or elimination of an Award for a Participant may not increase the amount of an Award to another Participant or otherwise cause the Award to fail to constitute Qualified Performance Based Compensation. In no event will the bonuses that are to be paid fall below the Mandatory Minimum amount described in Section 2.7.

2.4    Distributions

Exhibit 10.4

As soon as administratively feasible after the Committee has (i) determined and certified the extent to which the Bonus Opportunity relating to an Award under the Executive Sub-Plan has been earned pursuant to Section 2.1(b), or (ii) granted an Award under the Non-Executive Sub-Plan, such Award shall be distributed in one lump sum either in cash or in such other form of payment (for example, equity) that the Committee, in its discretion, may determine, provided that no such other form shall result in a deferral of compensation to which Code Section 409A applies.

2.5    Change In Control

Notwithstanding any other provision of this Plan (other than in the last sentence of this Section 2.5) or contained in any Award granted hereunder (including any provision for deferred payment thereof), upon the occurrence of a Change in Control, the Committee, in its discretion, may take any action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Participants. In the event that such action is to distribute an Award, the Award shall be distributed in a lump sum no later than 30 days after the Change in Control. If a Change in Control occurs and, in connection with or as a result of such Change in Control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman of the Company, (i) each Participant under the Executive Sub-Plan shall be deemed to have earned 100% of the Bonus Opportunities contained in any outstanding Awards for which the determination described in Section 2.1(b) has not been made, or, if such determination described in Section 2.1(b) has been made, the full amount of the portion of the Bonus Opportunity which was determined to have been earned, (ii) each Participant under the Non-Executive Sub-Plan shall be deemed to have earned an Award equal to the Award most recently paid to such Participant under the Plan (or, if no Awards have yet been paid under the Plan, (A) an Award equal to the most recent award paid to such Participant under any prior Annual Incentive Plan, or (B) if such Participant has not received an award under any prior Annual Incentive Plan, an Award equal to the average Award paid to all similarly situated Participants under this clause (ii)), and (iii) the amount of such Bonus Opportunities or Awards under (i) or (ii), as applicable, shall be paid promptly (and no later than 30 days after the Change in Control) in a cash lump sum. Notwithstanding the foregoing, a Participant shall forfeit all rights to a distribution of an Award upon a Change in Control if the Participant ceases to be employed by the Company or an Affiliate for any reason prior to the date of the Change in Control.

2.6    Termination of Employment

Except in the case of a Participant's death under the circumstances described below or a payment made in connection with a Change in Control under Section 2.5, a Participant shall forfeit all rights to a distribution of an Award if the Participant ceases to be employed by the Company or an Affiliate for any reason prior to the date the Award is distributed. For greater certainty, the Participant ceases to be employed by the Company or an Affiliate on the later of the date on which the Participant receives written notice of termination or the last date on which the Participant provides services to the Company or Affiliate. Notwithstanding the foregoing, if a Participant's employment with the Company or an Affiliate ceases because of the Participant's death on or after January 1 of the calendar year immediately following the last day of a Performance Year and before

Exhibit 10.4

the date an Award, if any, relating to such Performance Year is distributed to the Participant, the Participant shall not forfeit his or her rights to such Award and the Award, if any, shall be distributed in accordance with Sections 2.4 and 3.3.

2.7    Approval of a Mandatory Minimum Bonus Amount to Be Paid Annually and Allocation of Forfeitures
(a)    The Committee shall meet before the end of each calendar year and shall approve a "Mandatory Minimum" amount of bonus to be paid under the Plan for such calendar year which, in the Committee's discretion, shall be expressed as either (1) a dollar amount, or (2) a percentage of the aggregate Bonus Opportunities for all Plan Participants for the year as established by the Committee in Section 2.1(a).

(b)    In the event the aggregate amount of bonus to be paid for a calendar year is tentatively determined to be less than the Mandatory Minimum due to forfeitures, forfeitures for the year equal to the difference between the Mandatory Minimum and the amount of bonus as tentatively determined to be paid shall be re-allocated to the group of Eligible Employees as the Committee deems appropriate; provided, however, that any re-allocation to a Participant who is a Covered Employee shall not cause the payment to such Participant for such year to exceed the amount determined under Section 2.1(a) for such Participant based on the actual level of achievement of the relevant Performance Goals for such year.

(c)    The Committee shall, at or before the approval of the Mandatory Minimum, certify that the Performance Goals as established in Section 2.1(a) were in fact satisfied. In the event that the information is not available to certify that the Performance Goals were in fact satisfied, the Mandatory Minimum as approved by the Committee shall not include any payments to Covered Employees.

ARTICLE 3.
ADDITIONAL PROVISIONS

3.1    Amendments

The Board may, in its sole discretion, amend the Plan from time to time or terminate the Plan at any time. Any such amendment may be made without stockholder approval unless required to satisfy any applicable laws (including but not limited to Code Section 162(m)) or securities exchange rules. Notwithstanding this or any other provision of this Plan to the contrary, in connection with a Change in Control (a) neither the Committee nor the Board may adjust any Award in effect immediately prior to such Change in Control in a manner adverse to the Participant, and (b) the Board may not amend the provisions of this Plan relating to such Change in Control or any such Award in a manner adverse to a Participant, in either case without the consent of the affected Participant. In the event the Plan is terminated, the Plan shall remain in effect for purposes of administering the payment of Awards granted under the Plan until such payments have been completed.

Exhibit 10.4

3.2    Withholding

The Company shall have the right to withhold from any Award any federal, state, local or provincial income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.

3.3    Non‑Assignability; Death Of Participant

No Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. In the event of the death of a Participant, any payments due to such Participant shall be paid to his beneficiary designated in writing to the Committee, or, if none has been designated, to his estate.

3.4    Non‑Uniform Determinations

Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the terms and provisions of such Awards; the relevant Performance Goals; the amount of Bonus Opportunity; and the amount of any downward adjustment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.5    No Guarantee Of Employment

The grant of an Award under the Plan shall not confer upon any person the right to continue in the employment of the Company or an Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.

3.6    Unfunded Status Of Awards; Creation Of Trusts

The Plan is intended to constitute an "unfunded" plan. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan, shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan; however, such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan. All payments to be made hereunder shall be paid from the general funds of the Company.

Exhibit 10.4

3.7    Effective Date

The effective date of the Plan as amended and restated by the Board on January 21, 2015 is the date the Plan is approved by the Company's stockholders at the 2015 annual stockholders meeting. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to stockholders for reapproval at the times prescribed by Code Section 162(m) and the regulations thereunder.

3.8    Clawbacks

To the extent required by applicable laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.

3.9    Code Section 162(m)

It is intended that the Plan comply fully with and meet all the applicable requirements of Code Section 162(m) and the regulations thereunder with respect to Awards that are intended to constitute Qualified Performance Based Compensation. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Code Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Code Section 162(m).

3.10    Code Section 409A

The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code Section 409A. The Plan and all awards shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of the Plan, any Award hereunder, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A.

3.11    Severability

If any of the provisions of the Plan or any Award is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

3.12    Governing Law

Exhibit 10.4

The Plan shall be construed, administered and enforced in accordance with the laws of Texas, applied without giving effect to any conflicts-of-law principles.